                                                                  Exhibit 12.02

CITICORP
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                             YEAR ENDED DECEMBER 31,

EXCLUDING INTEREST ON DEPOSITS:                     2000     1999     1998     1997     1996
-------------------------------                     ----     ----     ----     ----     ----

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS) ..................    8,722    7,795    7,308    6,776    6,325
     INTEREST FACTOR IN RENT EXPENSE ...........      283      235      213      189      176
     DIVIDENDS--PREFERRED STOCK ................       --       --      126      223      261(A)
                                                   ------   ------   ------   ------   ------

        TOTAL FIXED CHARGES ....................    9,005    8,030    7,647    7,188    6,762
                                                   ------   ------   ------   ------   ------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES   12,876   10,496    6,732    7,664    7,734
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS) .......................    9,005    8,030    7,521    6,965    6,501
                                                   ------   ------   ------   ------   ------

        TOTAL INCOME ...........................   21,881   18,526   14,253   14,629   14,235
                                                   ======   ======   ======   ======   ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS ............     2.43     2.31     1.86     2.04     2.11
                                                   ======   ======   ======   ======   ======



INCLUDING INTEREST ON DEPOSITS:
-------------------------------

FIXED CHARGES:
     INTEREST EXPENSE ..........................   22,045   18,606   18,868   16,430   15,341
     INTEREST FACTOR IN RENT EXPENSE ...........      283      235      213      189      176
     DIVIDENDS--PREFERRED STOCK ................     --       --        126      223      261(A)
                                                   ------   ------   ------   ------   ------

        TOTAL FIXED CHARGES ....................   22,328   18,841   19,207   16,842   15,778
                                                   ------   ------   ------   ------   ------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES   12,876   10,496    6,732    7,664    7,734
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS) .......................   22,328   18,841   19,081   16,619   15,517
                                                   ------   ------   ------   ------   ------

        TOTAL INCOME ...........................   35,204   29,337   25,813   24,283   23,251
                                                   ======   ======   ======   ======   ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS ............     1.58     1.56     1.34     1.44     1.47
                                                   ======   ======   ======   ======   ======



       Note: On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests. Subsequent to the acquisition, Associates was contributed to and became a wholly owned subsidiary of Citicorp and Citicorp issued a full and unconditional guarantee of the outstanding long-term debt securities and commercial paper of Associates and Associates Corporation of North America (ACONA), a subsidiary of Associates.

       (A) On October 8, 1998, Citicorp merged with and into a newly formed, wholly owned subsidiary of Travelers Group Inc. ("TRV") (The "Merger"). Following the Merger, TRV changed its name to Citigroup Inc. Under the terms of the Merger, Citicorp common and preferred stock were exchanged for Citigroup common stock and preferred stock. As such there were no Citicorp preferred dividends in 1999 and 2000.